As filed with Securities and Exchange Commission on April 28, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Water Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4941	90-0632193
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21410 N 19th Avenue #220

Phoenix, AZ 85027

(480) 360-7775

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Liebman

21410 N 19th Avenue #220

Phoenix, AZ 85027

(480) 360-7775

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Donahey Jeffrey E. Beck Jeffrey A. Scudder Kevin Zen Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004-2202 (602) 382-6000	Christopher J. Barry Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104-7043 (206) 903-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-209025

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	189,520	$6.25	$1,184,500	$119.28

(1)	This amount is in addition to the 1,150,000 shares of common stock registered under the registration statement originally declared effective on April 27, 2016 (File No. 333-209025) and includes shares that may be sold if the underwriter’s option to purchase additional shares is exercised.
(2)	Based on the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Global Water Resources, Inc. (the “Registrant”). This registration statement incorporates by reference the contents of, including all exhibits to and all documents incorporated by reference therein, the Registrant’s registration statement on Form S-1 (File No. 333-209025), as amended, which was declared effective by the Commission on April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 28, 2016.

GLOBAL WATER RESOURCES, INC.

By:	/s/ Ron L. Fleming
Ron L. Fleming
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Trevor T. Hill	Chairman of the Board	April 28, 2016
Trevor T. Hill

By:	/s/ Ron L. Fleming	President and Chief Executive Officer	April 28, 2016
	Ron L. Fleming	(Principal Executive Officer)

By:	/s/ Michael J. Liebman	Chief Financial Officer and Corporate Secretary	April 28, 2016
	Michael J. Liebman	(Principal Financial and Accounting Officer)

By:	/s/ William S. Levine	Director	April 28, 2016
William S. Levine

By:	/s/ David C. Tedesco	Director	April 28, 2016
David C. Tedesco

By:	/s/ Richard M. Alexander	Director	April 28, 2016
Richard M. Alexander

By:	/s/ L. Rita Theil	Director	April 28, 2016
L. Rita Theil

By:	/s/ Cindy M. Bowers	Director	April 28, 2016
Cindy M. Bowers

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit	Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed Herewith

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Contained in Exhibit 5.1